EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement (No. 333-146874 and No. 333-152684) on Form S-8 of Digital Ally, Inc. of our report dated March 22, 2010, relating to our audit of the financial statements for the year ended December 31, 2009, which appears in this Annual Report on Form 10-K of Digital Ally, Inc. for the year ended December 31, 2010.

/s/ McGladrey & Pullen, LLP

Kansas City, Missouri
March 30, 2011